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                                                                   EXHIBIT 10.17

                                TBM HOLDINGS, INC.
                                LONG REACH, INC.

                                OMNIBUS AMENDMENT

 OMNIBUS AMENDMENT dated as of March 15, 2001 among (i) TBM HOLDINGS, INC., a Florida corporation (the "PARENT"), (ii) LONG REACH, INC. (formerly TBM Acquisition I, Inc.), a Delaware corporation and wholly-owned subsidiary of the Parent (the "COMPANY"), and (iii) Golub Associates Incorporated, as agent for the holders from time to time of the Subordinated Notes referred to herein (the "SUBORDINATED NOTEHOLDERS").

                                 R E C I T A L S

         WHEREAS, the Parent, the Company, the Subordinated Noteholders and certain other persons are parties to the Amended and Restated Agreement and Plan of Merger dated as of February 4, 2000 (as amended from time to time, including pursuant hereto, the "MERGER AGREEMENT"), pursuant to which, among other things, Long Reach Holdings, Inc., a Delaware corporation (the "SELLER") was merged with and into the Company on February 23, 2000, with the Company being the surviving corporation;

         WHEREAS, the Company issued Subordinated Notes to the Subordinated Noteholders pursuant to the Merger Agreement; and

         WHEREAS, the Parent desires to issue and sell certain preferred stock on the terms set forth in the letter agreement dated as of February 26, 2001 (the "PREFERRED STOCK"), and some or all of the Subordinated Noteholders are willing to purchase, or to cause an affiliate to purchase, up to $1,500,000 of such Preferred Stock, on condition, among others, that the Parent and the Company enter into this Omnibus Amendment and deliver the documents contemplated hereby;

         NOW, THEREFORE, in consideration of the premises, each of the Parent and the Company agrees with the Subordinated Noteholders as follows:

         1. DEFINITIONS. (a) Capitalized terms used in this Omnibus Amendment and not otherwise defined herein shall have the meanings given thereto in the Note Documents.

         (b) The following terms used in this Omnibus Amendment shall have the meanings indicated:

         "GUARANTY" shall mean the Guaranty dated as of February 18, 2000 by the Parent in favor of Golub Associates Incorporated, as agent for the Subordinated Noteholders, as the same may be amended from time to time, including pursuant hereto.

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         "NOTE DOCUMENTS" shall mean, collectively, the Merger Agreement, the
Subordinated Notes, the Guaranty and the Security Documents.

         "SECURITY DOCUMENTS") shall mean, collectively, (i) the Security Agreement dated as of April 20, 1999, as amended from time to time (including pursuant to Amendment No. 1 dated as of February 23, 2000 and pursuant hereto), by the Company (as successor by merger to the Seller) in favor of Golub Associates Incorporated, as agent for the Subordinated Noteholders, and (ii) the Subordinated Deed of Trust, Security Agreement and Assignment of Rents and Leases dated as of April 20, 1999, as amended from time to time (including pursuant to the Modification of Deed of Trust dated as of February 23, 2000 and pursuant hereto), by the Company (as successor by merger to the Seller) in favor of Golub Associates Incorporated, as agent for the Subordinated Noteholders, in respect of the Company's property located at 12300 Amelia Drive, Houston, Texas 77045.

         "SHAREHOLDERS" and "SUBSIDIARIES" shall have the respective meanings given thereto in the Merger Agreement.

         "SUBORDINATED NOTES" shall mean the "Subordinated Notes" referred to in the Merger Agreement, as amended from time to time, including pursuant hereto.

         2. EFFECTIVE DATE. This Omnibus Amendment shall be effective as of the date of the issuance and sale of Preferred Stock to any of the Subordinated Noteholders or any of their affiliates (the "EFFECTIVE DATE").

         3. AMENDMENT OF NOTE DOCUMENTS. (a) Notwithstanding anything to the contrary contained in any of the Note Documents, all references in the Subordinated Notes (and in any description of the terms thereof contained in the Merger Agreement or any other Note Document) to (i) an interest rate of six percent (6%) per annum are hereby changed to ten percent (10%) per annum, and
(ii) an interest rate per annum equal to the Senior Debt Rate plus two percent (2%) are hereby changed to the higher of such rate and ten percent (10%) per annum. Such changes shall be deemed to have been made as of the date of original issuance of the Subordinated Notes.

         (b) In order to evidence the amendment to the Subordinated Notes effected by paragraph (a) above, concurrently with the execution and delivery hereof, the Company will execute and deliver to each Subordinated Noteholder an Amendment to Subordinated Note substantially in the form of EXHIBIT A hereto, provided that the Subordinated Notes shall be deemed amended hereby regardless of whether or not such a separate Amendment is executed and delivered.

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         4. CONFIRMATION OF GUARANTY. The Parent hereby confirms that the
Guaranty remains in full force and effect, and that the "Obligations" guaranteed thereby include without limitation the Subordinated Notes as amended hereby.


         5. CONFIRMATION OF SECURITY DOCUMENTS. The Company hereby confirms that each of the Security Documents remains in full force and effect, and that the obligations secured by each such Security Document (whether referred to therein as "Obligations", "Indebtedness" or any other term) include without limitation the Subordinated Notes as amended hereby.

         6. CERTAIN CLAIMS UNDER THE MERGER AGREEMENT. (a) Notwithstanding anything to the contrary contained in the Merger Agreement, from and after the Effective Date, none of the Subordinated Noteholders or the Shareholders shall have any liability under Section 9.2(a) or any other provision of the Merger Agreement, except in respect of:

         (i) the inaccuracy in or breach of any of the representations and warranties of the Seller and/or the Shareholders contained in the following Sections of the Merger Agreement: (x) Section 3.29 (ENVIRONMENTAL) (as modified by Section 6(b) below), which representations and warranties shall survive until February 23, 2002,
      (y) Sections 3.1 (ORGANIZATION; POWERS; APPROVALS), 3.2 (AUTHORIZATION OF TRANSACTION; NONCONTRAVENTION), 3.3 (CAPITALIZATION; SHARES), 4.1 (OWNERSHIP OF SHARES) and 4.2 (POWER AND AUTHORITY), which representations and warranties shall survive for the full period of the applicable statute of limitations, and (z) Sections 3.6 (TAX RETURNS) and 3.12 (ERISA), which representations and warranties shall survive for the full period of the applicable statute of limitation and for a period of 180 days thereafter;

         (ii) claims, if any, which are based upon fraud by the Seller, the Subsidiaries or the Shareholders, which shall survive for the full period of the applicable statute of limitations, until finally resolved and satisfied in full;

         (iii) any breach or nonperformance of any of the covenants made by the Subordinated Noteholders or the Shareholders in the Merger Agreement to the extent (and only to the extent) that such covenants provide for continuing performance by them after the Effective Date, including without limitation Section 6.4 (FURTHER ASSURANCES) of the Merger Agreement;

         (iv) any claim for indemnification otherwise available against the Subordinated Noteholders or the Shareholders under the provisions of Sections 9.2(a) and 9.1 of the Merger Agreement (as in effect prior to the Effective Date) in respect of (x) the Fisher Lime & Cement accidental death incident from May, 1999 and the IRS audit of the Seller's tax return for the period ended June 30, 1998 (which matters are referred to in the second paragraph of Section 9.2(c) of the Merger Agreement), and (y) Stakeholder 2.2 Claims (as defined in the Merger Agreement); and


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         (v) any claim for indemnification otherwise available against the
      Subordinated Noteholders or the Shareholders under the provisions of Sections 9.2(a) and 9.1 of the Merger Agreement (as in effect prior to the Effective Date) in respect of the specific claims, and in the specific amounts, listed on SCHEDULE I hereto.

         (b) In order to induce the Subordinated Noteholders' to agree that the representations and warranties contained in Section 3.29 (ENVIRONMENTAL) of the Merger Agreement shall survive until February 23, 2002, the Company and the Parent hereby (i) represent to the Subordinated Noteholders that they are not aware as of the date hereof of any inaccuracy in or breach of any of the representations or warranties contained such Section 3.29, or of any condition or circumstance which could lead to any such inaccuracy or breach, and (ii) agree that the Subordinated Noteholders shall have no liability under Section 9.2(a) or any other provision of the Merger Agreement in respect of any inaccuracy in or breach of any of the representations or warranties contained such Section 3.29 unless either: (x) the cost to the Company of remedying one or more conditions which are the subject of such inaccuracy or breach exceeds $500,000 (the "AGGREGATE MINIMUM"), in which event the Subordinated Noteholders shall be liable for all Losses (as defined in the Merger Agreement) relating to such condition or conditions, including the Aggregate Minimum, but only to the extent the Subordinated Noteholders would otherwise be liable for such Losses under the provisions of Section 9.2 of the Merger Agreement, or (y) the cost to the Company of remedying any single condition which is the subject of such inaccuracy or breach exceeds $250,000 (the "INDIVIDUAL MINIMUM"), in which event the Subordinated Noteholders shall be liable for all Losses relating to such condition, including the Individual Minimum, but only to the extent the Subordinated Noteholders would otherwise be liable for such Losses under the provisions of Section 9.2 of the Merger Agreement.

         (c) In furtherance of the agreement of the parties contained in paragraph (a) above, concurrently with the execution and delivery hereof, the Parent and the Company agree to execute and deliver a Release substantially in the form of EXHIBIT B hereto.

         7. MISCELLANEOUS.

         7.1 RATIFICATION AND CONFIRMATION OF NOTE DOCUMENTS. Except as herein expressly amended, the Note Documents are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

         7.2 REFERENCES. Any reference in the Note Documents or in any other documents to any document comprising one of the Note Documents shall mean the Note Documents as amended hereby and as such Note Document may in the future be amended, restated, supplemented or modified from time to time.

         7.3 EXPENSES. The Parent and the Company shall pay, on demand, all costs and expenses arising from the negotiation and documentation of this Omnibus Agreement and

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related documents, including the fees and expenses of counsel for the
Subordinated Noteholders and all other out-of-pocket costs and expenses incurred by the Subordinated Noteholders in connection with the negotiation and documentation of this Omnibus Amendment and related documents.

         7.4 GOVERNING LAW. This Omnibus Amendment shall be construed in accordance with and governed by the laws of the State of Connecticut.


         7.5 COUNTERPARTS; EFFECTIVENESS. This Omnibus Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         7.6 CAPTIONS. The captions in this Omnibus Amendment are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.


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                  IN WITNESS WHEREOF, the Company and the Subordinated
Noteholders have duly executed this Omnibus Amendment as of the day and year first above written.


HOLDING:                                 AGENT FOR THE SUBORDINATED NOTEHOLDERS:
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TBM HOLDINGS, INC.                                 GOLUB ASSOCIATES INCORPORATED


By:  /s/ William A. Schwartz                  By: /s/ Lawrence E. Golub
     ------------------------------               ------------------------------
     William A. Schwartz, President                 Lawrence E. Golub, President

COMPANY:
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LONG REACH, INC.


By: /s/ William A. Schwartz
   ----------------------------------
     William A. Schwartz, Secretary

ATTACHMENTS:               Exhibit A  -  Form of Amendment to Subordinated Note
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                           Exhibit B  -  Form of Release
                           Schedule I -  Potential Claims not Released


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